Exhibit 99.2
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

Copano Energy to Participate in the 2012 Citi One-on-One

MLP/Midstream Infrastructure Conference

HOUSTON, August 17, 2012 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, President and Chief Executive Officer; Carl Luna, Chief Financial Officer; and Bryan Neskora, Chief Operating Officer, will participate in the 2012 Citi One-on-One MLP/Midstream Infrastructure Conference on Wednesday, August 22, and Thursday, August 23. Copano's presentation will be available on the Company's website at www.copano.com under "Investor Relations - Presentations" on the morning of August 22.
Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.  More information is available at www.copano.com.

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